As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE GREATER CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida	7370	30-0842570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 Walker Avenue, Suite 101

Baltimore, Maryland 21208

(443) 738-4051

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Aitan Zacharin

Chief Executive Officer

15 Walker Avenue, Suite 101

Baltimore, Maryland 21208

(443) 738-4051

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, P.A.

901 Ponce De Leon Blvd., Suite 303

Coral Gables, Florida 33134

(305) 358-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

CALCULATION OF ADDITIONAL REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	200,000,000	(1)	$0.008	$1,600,000	$174.56

Common Stock, par value $0.001 per share	50,000,000	(2)	$0.008	$400,000	$43.64

TOTAL	250,000,000			$2,000,000	$218.20

(1)	Represents shares of common stock issuable upon conversion of may be issued upon conversion of a $545,000 principal amount 6% convertible note (the “FFG Note”) held by FirstFire Global Opportunities Fund, LLC (“FFG”) or as payment of interest under the FFG Note. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering hereunder an indeterminate number of additional shares that may be issued and resold as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Represents shares of common stock issuable upon exercise of warrants issued to FFG in connection with the issuance of the FFG Note, which shares are being registered for resale by FFG. In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued upon exercise of the warrants and resold by FFG hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the price of $0.008, which was the average of the high and low prices for the Company’s common stock on May 5, 2021, as reported by OTC Markets Group, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2021

PROSPECTUS

THE GREATER CANNABIS COMPANY, INC.

250,000,000 Shares of Common Stock

We have registered 250,000,000 shares of our common stock, par value $0.001 per share, for sale by FirstFire Global Opportunities Fund, LLC (“FFG” or the “Selling Shareholder”). Of the 250,000,000 shares offered hereby, (a) 200,000,000 shares may be issued upon conversion of a $545,000 principal amount 6% convertible note (the “FFG Note”) held by FFG; and (b) 50,000,000 shares may be issued upon exercise of common stock purchase warrants acquired (the “Warrants”) acquired by FFG together with the FFG.. The registration statement of which this prospectus forms a part, also covers such additional shares as may be issued pursuant to the FFG Note and the Warrants as a result of adjustments to the conversion price of the Note and exercise price of the Warrants resulting from stock splits, stock dividends, recapitalizations and certain other events.

The Selling Shareholder and any of its pledgees, donees, transferees or other successors-in-interest, may offer and sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock. However, we may receive proceeds in connection with the exercise of the Warrants. The Selling Shareholder will offer and sell the shares of common stock in accordance with the “Plan of Distribution” set forth in this prospectus.

The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “GCAN.” On May 5, 2021, the closing price for our common stock was $0.0077.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”) and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning at page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May __, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholder named herein may distribute the shares of common stock covered by this prospectus. A prospectus supplement may add, update or change information contained in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. As amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on our expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond our control. Therefore, actual results could differ materially from the forward-looking statements contained in this document, and readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this document will, in fact, transpire or prove to be accurate. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.

Important factors that may cause the actual results to differ from the forward-looking statements, projections or other expectations include, but are not limited to, the following:

●	the long-term effects of the COVID-19 pandemic on our business;

●	the limited operating history with our current business;

●	significant losses incurred to date and “going concern” explanatory paragraph in our auditor’s report;

●	the need for substantial additional financing to become commercially viable;

●	dependence upon the successful development, commercial launch and acceptance of our planned products and in the successful license of our technology;

●	effectiveness of the Company’s marketing strategy;

●	the scope of intellectual property protection we can achieve;

●	our dependence on third party manufacturing;

●	competition; and

●	our reliance on key members of management.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our common stock, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Greater Cannabis,” the “Company,” “we,” “us” and “our” or similar terms are to The Greater Cannabis Company, Inc. and its subsidiary, unless otherwise indicated.

Company Overview

Our current business focus is on commercializing our own and licensed technologies worldwide for transmucosal and transdermal delivery of legal medical or recreational cannabis (other than in the field of oral care) and cannabinoids (“CBD”) (collectively, the “Technology”). While part of the cannabis family, CBD, which contains less than 0.3% tetrahydrocannabinol (“THC”), the psychoactive compound that produces the “high” in marijuana, is distinguished from cannabis by its use, physical appearance and lower THC concentration (cannabis generally has a THC level of 10% or more). The Company’s initial product is am oral transmucosal patch platform which for provides for loaded actives to be absorbed by the buccal mucosa into the body.

On December 5, 2019, the Company received its first purchase order for 125,000 oral patches employing the Technology, which was filled in the second quarter of 2020. The Company has subsequently received and is negotiating additional orders for the oral patches.

The Company intends continue to commercialize the Technology by sublicensing or partnering with companies in the legal cannabis and CBD industries to bring the product to market. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market in legal medical and recreational cannabis and CBD segments.

The full commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

The Company is pursuing additional business opportunities in the CBD space, including in cosmetic, beauty, and health and wellness products. The Company is also seeking to license cannabinoid therapeutic technologies from medical and academic institutions with the intention of advancing those technologies through clinical studies, product development, and commercialization.

Effects of the COVID-19 Pandemic on Our Business

Since March 2020 there has been and there continues to be a significant and growing volatility and uncertainty in the global economy due to the worldwide Covid-19 pandemic affecting all business sectors and industries. ,The fulfillment of our first order of patches was delayed from the first quarter to the second quarter of 2020 due to the COVID-19 shutdowns in the United States. Moreover, our customers and suppliers could be further adversely affected as a result of additional or future quarantines, facility closures and logistics restrictions imposed or which otherwise occur in connection with the pandemic. More broadly, the high degree unemployment resulting from the pandemic could potentially lead to an extended economic downturn, which would likely decrease spending, adversely affect demand for our products and harm our business, results of operations and financial condition. At this time, we cannot accurately predict the long-term effects the COVID-19 pandemic will have on our business.

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Corporate Information

The Company was organized as a limited liability company in the State of Florida, effective March 13, 2014 and was converted to a Florida corporation effective January 13, 2017. Our executive offices are located at 15 Walker Avenue, Suite 101, Baltimore, Maryland 21208 and our telephone number is (443) 738-4051.

Corporate History

The Company’s initial business plan was to concentrate on cannabis related investment and development opportunities by direct e-commerce sales and advertising through its online retail store, direct equity investments, joint ventures, licensing agreements and/or acquisitions.

On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Green C Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Green C Shareholders (the “Exchange Agreement”). Green C had commenced commercialization efforts with respect to the Technology.

In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Series A Preferred Shares”) to the Green C Shareholders in exchange for 100% of the issued and outstanding capital stock of Green C (the “Exchange Transaction”). As a result of the Exchange Transaction, the Green C Shareholders acquired Series A Preferred Shares holding 79.05% of the voting power of the Company’s issued and outstanding shares of capital stock, Green C became the Company’s wholly-owned subsidiary and the Company acquired 100% of the business and operations of Green C.

After the consummation of the transactions contemplated by the Exchange Agreement, we modified our business model to eliminate online retail sales and advertising and instead to focus on commercializing the Technology and seeking other complementary investment and development opportunities in the legal cannabis, CBD and related fields.

Going Concern

The Company is a development stage company. The Company has had no revenues and has incurred losses of $951,170 and $1,648,595 for the years ended December 31, 2020 and December 31, 2019, respectively. We had accumulated deficits of $3,330,408 and $2,379,238 at December 31, 2020 and December 31, 2019, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

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Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more; (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

The Selling Shareholder

On March 15, 2021 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which it issued the FFG Note in the issued to FFG the FFG Note. On the Issuance Date, the FFG Note was funded as to an initial tranche of principal in the amount of o$272,500. Of which $22,500 constituted an original issue discount. The $272,500 balance of the FFG Note including original issue discount of $22,500 will be funded upon the registration statement of which this prospectus forms a part being declared effective with the SEC.

The FFG Note bears interest at the rate of six percent (6%) per annum, which accrues from the date of funding of each tranche and will mature on March 11, 2021. The FFG Note may be pre-paid in whole or in part by paying FFG the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the FFG Note, which is not paid when due shall bear interest at the rate of twenty-four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

FFG has the right beginning on the date which is one hundred eighty (180) days following the Issuance Date to convert all or any part of the outstanding and unpaid principal amount of the FFG Note and accrued but unpaid interest thereon into shares of our common stock at a conversion price equal to seventy percent (70%) of the average closing price of the Company’s common stock for the five prior trading days prior to the date that the registration statement of which this prospectus forms a part is declared effective by the SEC (the “Conversion Price”). The Conversion Price of the FFG Note is subject to adjustment for stock splits, stock dividends, recapitalizations or other customary events. In the case of an Event of Default (as defined in the FFG Note), the FFG Note shall become immediately due and payable in an amount (the “Default Amount”) equal to the principal amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment, multiplied by one hundred twenty-five percent (125%). and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

Pursuant to the Securities Agreement, on the Issuance Date, the Company issued three warrants to FFG (the “Warrants”) to purchase 25,000,000, 15,000,000 and 10,000,000 shares of our common stock, respectively. The Warrants are exercisable for a period of eighteen (18) months from the Issuance Date, at exercise prices of $0.025, $0.05 and $0.075, respectively. The exercise prices are subject to adjustment for stock splits, stock dividends, recapitalizations or other customary events.

On the Issuance Date, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with FFG, pursuant to which it agreed to prepare and file with the SEC a registration statement or registration statements (as is necessary) covering the resale of all of the shares of common stock into which the FFG Note is convertible and the shares issuable upon exercise of the Warrants

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THE OFFERING

Common stock offered by the Selling Shareholder	250,000,000 shares of common stock(1)

Common stock outstanding as of the date of this prospectus	478,638,436 shares of common stock. (2)

Terms of the Offering	The Selling Shareholder will determine when and how it will sell the common stock offered in this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by the Selling Shareholder under this prospectus. However, we may receive proceeds in connection with the exercise of the Warrants

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Risk Factors relating to our business and prospects include:

●	long-term effects of the Covid-19 pandemic on our business;
●	the limited operating history with our current business;
●	significant losses incurred to date and “going concern” explanatory paragraph in our auditor’s report;
●	the need for substantial additional financing to become commercially viable;
●	dependence upon the successful development, commercial launch and acceptance of our planned products and in the successful license of our technology;
●	effectiveness of the Company’s marketing strategy;
●	the scope of intellectual property protection we can achieve;
●	our dependence on third party manufacturing;
●	competition; and
●	our reliance on key members of management.

(1)	250,000,000 of the shares registered hereunder shares are issuable upon conversion of the FFG Note or in payment of interest thereon and 50,000,000 of the shares registered hereunder are issuable upon exercise of the Warrants.
(2)	The number of shares of our common stock outstanding excludes (a) 470,599,900 shares issuable upon conversion of Series A Convertible Preferred Stock; and (b) additional shares of common stock which may be issued upon conversion of the FFG Note or other outstanding notes payable.

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SUMMARY FINANCIAL DATA

The following summary selected condensed consolidated financial information as of and for the years ended December 31, 2020 and 2019, have been derived from our audited financial statements. The condensed consolidated financial information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

	For the Year Ended December 31,
	2020	2019
	(audited)	(audited)

Consolidated Statement of Operations Data:

Revenues	$48,044	$7,120

Loss from operations	$(294,457)	$(525,323)

Other income (expense)	$(656,713)	$(1,123,272)

Net loss	$(951,170)	$(1,648,595)

Loss per share, basic and diluted	$(.01)	$(.05)

Weighted average shares outstanding, basic and diluted	145,332,999	34,980,133

Balance Sheet Data:

	December 31, 2020	December 31, 2019
	(audited)	(audited)

Cash And Cash Equivalents	$112,953	$24,662

Total Assets	$180,120	$52,662

Convertible Notes	$22,875	$399,318

Total Liabilities	$459,908	$1,599,296

Total Stockholders’ Deficit	$($279,788)	$(1,546,634)

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RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Related to the Company’s Business

At this time, we cannot accurately predict the effects of the COVID-19 pandemic on our business.

Since March 2020 there has been and there continues to be a significant and growing volatility and uncertainty in the global economy due to the worldwide COVID-19 pandemic affecting all business sectors and industries. ,The fulfillment of our first order of patches was delayed from the first quarter to the second quarter of 2020 due to the COVID19 shutdowns in the United States. Moreover, our customers and suppliers could be further adversely affected as a result of additional or future quarantines, facility closures and logistics restrictions imposed or which otherwise occur in connection with the pandemic. More broadly, the high degree unemployment resulting from the pandemic could potentially lead to an extended economic downturn, which would likely decrease spending, adversely affect demand for our products and harm our business, results of operations and financial condition. At this time, we cannot accurately predict the long-term effects the COVID-19 pandemic will have on our business.

We are a development stage company with a limited operating history.

The Company is a development stage company, with a limited operating history. The Company has generated only minimal revenues to date and has incurred losses of $951,170 and $1,648,595, for the years ended December 31, 2020 and 2019. We had accumulated deficits of $3,330,408 and $2,379,238 at December 31, 2020 and December 31, 2019, respectively. We are subject to all the problems, expenses, difficulties, complications and delays encountered in establishing a new business. The Company does not know if it will become commercially viable and ever generate significant revenues or operate at a profit.

Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

In their report dated March 25, 2021, our independent registered public accounting firm, Michael T. Studer CPA P.C., stated that our audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and that the Company’s present financial situation raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. Although we may be successful in obtaining financing and/or generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

The Company’s ultimate success will be dependent in large part on our ability to successfully commercialize the Technology.

Our success in large part will be dependent on our ability to successfully commercialize the Technology. We estimate that it will take up to $1,500,000 and a year to fully commercialize the Technology. There can be no assurance given that the Company will have the financial or technical resources to do so, or even if we do, that it can be successfully commercialized. Failure to do so would substantially harm the Company’s business, results of operations and financial condition.

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There can be no assurance that even if the Technology is successfully commercialized, that it will be accepted by participants in the legal cannabis and CBD industries.

Even if we are able to successfully commercialize the Technology, our success will be dependent in part on acceptance of the Technology by participants in the legal cannabis and CBD industries. There can be no assurance given that such will be the case and if industry participants do not accept the Technology our business prospects will be significantly harmed.

We intend to rely on third party partners and sublicensees to market the Technology.

We have no internal marketing experience and accordingly, we intend to market the Technology once commercialized by sublicensing or partnering with companies in the legal cannabis and CBD industries. We have no agreements with any potential sublicensee or partner and there can be no assurance that we can enter into such an agreement on commercially reasonable terms. Failure to do so could seriously harm our business, financial condition and results of operations.

We are dependent on a single customer for sales of our initial oral delivery patch.

All of our revenues to date have been generated by sales of our initial oral delivery patch to a single customer. If we do not maintain good relations with that customer or if that customer decides not to make further purchases of our oral delivery patch (we have no written agreement therefor), our business, financial condition and results of operations may be harmed.

We will need to raise additional capital to continue operations over the coming year and otherwise fund full commercialization of the Technology.

We anticipate the need to raise approximately $1,500,000 in capital to fund our operations through December 31, 2021. We expect to use these cash proceeds primarily for business development, testing, licensing and operations. Moreover, we will likely need additional funding beyond December 31, 2021 to become commercially viable and ultimately achieve profitable operations. We cannot guarantee that we will be able to raise these required funds on commercially reasonable term or generate sufficient revenue to remain operational. Failure to secure needed financing at any stage would seriously harm our business, financial condition and results of operations.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of the date of this prospectus, 36 states and the District of Columbia allow the use of medical marijuana and 17 states and the District of Columbia allow the use of recreational cannabis. These state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level. As discussed in the “Cole Memo” the former Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. This policy continued on a de facto basis through the Trump administration and is expected to continue in the Biden administration. However, any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

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All strains of cannabis other than hemp remain illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states and the legalization of hemp under the Agriculture Improvement Act of 2018, the state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. While this policy continued on a de facto basis during the Trump administration and is expected to continue under the Biden administration, there can be no assurance that the current administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of strains of cannabis that are not hemp is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of non-hemp cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Aitan Zacharin, our Chief Executive Officer. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Government actions or digital distribution platform restrictions could result in our products and services being unavailable in certain geographic regions, harming future growth.

Due to our connections to the cannabis industry, governments and government agencies could ban or cause the Technology to become unavailable in certain regions and jurisdictions. This could greatly impair or prevent us from entering the market and commercializing our technology.

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We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established retail and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the technological or cannabis markets.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. The Greater Cannabis Company, Inc. carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our advertisers, to do business with us.

Our success will depend in large part upon the validity of the patent and other intellectual property we are able to obtain and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

Our success will depend in large part upon the validity of the patent and other intellectual property we are able to obtain for the Technology and on our ability to protect and defend our intellectual property rights. We cannot be sure as to the scope of protection that we may be able to secure or that our existing and potential competitors will not challenge, invalidate or circumvent any patent and other intellectual property rights we do obtain.

The Technology may require FDA approval.

The use of the Technology in certain circumstances may be subject to pre-approval by the U.S. Food and Drug Administration (the “FDA”) for certain applications, or equivalent regulatory body approval in other jurisdictions. If so, obtaining FDA and other approvals will require a substantial investment of funds and may take years. There is no assurance that we will be able to successfully obtain any such required regulatory approvals needed to enter certain markets.

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Risks Related to our Status as a Public Company

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934(the “Exchange Act”) that requires us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission (the “SEC”) under the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The incurrence of such costs is an expense to our operations, may increase as the Company grows and therefore have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls are inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our Chief Executive Officer has concluded that as of December 31, 2020, our disclosure controls and procedures, and our internal control over financial reporting, were not effective at the reasonable assurance level. We are taking additional steps to remedy these material weaknesses. However, we expect to incur additional expenses and diversion of management’s time in order to do so, which may adversely affect our business, results of operations and financial condition. Further, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The Jobs Act has reduced the information that the Company is required to disclose, which could adversely affect the price of our common stock.

Under the Jobs Act, the information that the Company is required to disclose has been reduced in a number of ways.

Before the adoption of the Jobs Act, the Company was required to register the common stock under the Exchange Act within 120 days after the last day of the first fiscal year in which the Company had total assets exceeding $1,000,000 and 500 record holders of the common stock; the Jobs Act has changed this requirement such that the Company must register the common stock under the Exchange Act within 120 days after the last day of the first fiscal year in which the Company has total assets exceeding $10,000,000 and 2,000 record holders or 500 record holders who are not “accredited investors.” As a result, the Company is now required to register the common stock under the Exchange Act substantially later than previously.

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As a company that had gross revenues of less than $1 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). The Company will retain that status until the earliest of (a) the last day of the fiscal year which the Company has total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (b) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the common stock pursuant to an effective registration statement under the Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which the Company is deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

●	The Company is excluded from Section 404(b) of the Sarbanes-Oxley of 2002 (“Sarbanes-Oxley”), which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The Jobs Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC; and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

●	The Jobs Act amended Section 7(a) of the Securities Act to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

●	As long as the Company is an EGC, the Company may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

●	In the event that the Company registers the common stock under the Exchange Act as it intends to do, the Jobs Act will also exempt the Company from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act; (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute” compensation; (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance; and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of the Company’s chief executive officer and median employee pay.

Since the Company is not required, among other things, to file reports under Section 13 of the Exchange Act or to comply with the proxy requirements of Section 14 of the Exchange Act until such registration occurs or to comply with certain provisions of Sarbanes-Oxley and the Dodd-Frank Act and certain provisions and reporting requirements of or under the Securities Act and the Exchange Act or to comply with new or revised financial accounting standards as long as the Company is an EGC, and the Company’s officers, directors and 10% shareholders are not required to file reports under Section 16(a) of the Exchange Act until such registration occurs, the Jobs Act has had the effect of reducing the amount of information that the Company and its officers, directors and 10% shareholders are required to provide for the foreseeable future.

As a result of such reduced disclosure, the price for the common stock may be adversely affected, if a market ever develops.

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Public companies are subject to risks relating to securities fraud and derivative lawsuits, which may have a material adverse effect on our business, operations, and financial results.

As a publicly-traded company, we are subject to state and federal securities laws. There is a risk that we may be subject to lawsuits that allege that we have violated such laws. Such a lawsuit would cause us to incur significant legal fees and could take up significant time of our executive officers and directors. We may be unable to defend or settle such an action, causing a material adverse effect on our business, operations, and financial results.

Such allegations could materially harm our reputation among investors and damage our ability to raise funds, issue securities, or remain liquid. It may reduce trading volume and cause a significant decline in the market price of our shares, damaging your ability to sell your shares. We do not currently have directors’ and officers’ insurance.

Risks Relating to our Common Stock

There is currently limited liquidity of shares of our common stock.

Our common stock was first quoted for trading on the OTCQB tier of the over-the-counter market in the quarter ended September 30, 2018. The trading market for our common stock is limited and sporadic. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTCQB is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

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Our shares are subject to the “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to the “Penny Stock” rules, which may make the stock more difficult to trade on the open market. A “penny stock” is generally defined by regulations of the SEC as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;

(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

(iii) the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock without shareholder approval, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 2,000,000,000 shares of common stock, of which 478,638,436 shares are issued and outstanding as of the date of this prospectus. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our stock in the future.

Dilution from Convertible Note Financings

The Company has done a number of convertible note financings, including the issuance of the FFG Note to FFG As a result of these transactions, shareholders of the Company may experience additional substantial dilution.

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A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholder. We will not receive any proceeds from the sale of shares of common stock in this offering. We may receive proceeds in connection with the exercise of the Warrants. We intend to use any such proceeds for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised. We have agreed to bear the expenses (other than any underwriting discounts or commissions or broker’s commissions) in connection with the registration of the common stock being offered hereby by the Selling Shareholder.

THE SELLING SHAREHOLDER

The shares of common stock being offered by the Selling Shareholders are the shares issuable to the Selling Shareholder upon conversion of the FFG Note, in payment of interest on the FFG Note or upon exercise of the Warrants. We are registering the shares of common stock in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the issuance of the FFG Note and the Warrant to the Selling Shareholder, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below sets forth information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Shareholder.

This prospectus covers the resale of up to 200,000,000 shares of common stock issuable to FFG upon conversion of or in payment of interest on the FFG Note and up to 50,000,000 shares of common stock issuable to FFG upon exercise of the Warrants. Because the conversion price of the FFG Note may and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Shareholder	Beneficial Ownership Before Offering (1)	Percentage of Common Stock Owned Before Offering (1)(2)	Shares of Common Stock Included in Prospectus(2)	Beneficial Ownership After the Offering (3)	Percentage of Common Stock Owned After the Offering(3)
FirstFire Global Opportunities Fund, LLC	250,000,000	34.3%	250,000,000	0	0%

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power and also any shares, which the Selling Shareholder has the right to acquire within sixty (60) days of the date of this prospectus. The percentage of shares beneficially owned by the Selling Shareholder is based on 478,638,436 shares of common stock outstanding as of the date of this prospectus.

(2) Does not take account of the limitation on conversion of the FFG Note to the extent (but only to the extent) the Selling Shareholder or any of its affiliates would, after giving effect to of such conversion, beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company.

(3) Assumes that all shares registered will be sold.

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PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, donees, transferees, assignees and successors-in-interest, may from time to time, offer and sell any or all of the shares of common stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock. We may receive proceeds in connection with the exercise of the Warrants. However, there is no assurance that any of the Warrants will ever be exercised.

The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “GCAN.” On May 5, 2021 the closing price for our common stock was $0.0077 per share, as reported by OTC Markets Group, Inc.

The Selling Shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	through the distribution of common stock by the Selling Shareholder to its members;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Broker-dealers engaged by the Selling Shareholder may arrange for broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, as subsequently further supplemented or amended, if required.

Upon the Selling Shareholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of the Selling Shareholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (a) the name of the Selling Shareholder and the participating broker-dealer(s); (b) the number of shares involved; (c) the price at which such shares of common stock were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (f) other facts material to the transaction.

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BUSINESS

Company Overview

Our current business focus is on commercializing our own and licensed technologies worldwide for transmucosal and transdermal delivery of legal medical or recreational cannabis (other than in the field of oral care) and cannabinoids (“CBD”) (collectively, the “Technology”). While part of the cannabis family, CBD, which contains less than 0.3% tetrahydrocannabinol (“THC”), the psychoactive compound that produces the “high” in marijuana, is distinguished from cannabis by its use, physical appearance and lower THC concentration (cannabis generally has a THC level of 10% or more). The Company’s initial product is am oral transmucosal patch platform which for provides for loaded actives to be absorbed by the buccal mucosa into the body.

On December 5, 2019, the Company received its first purchase order for 125,000 oral patches employing the Technology, which was filled in the second quarter of 2020. The Company has subsequently received and is negotiating additional orders for the oral patches.

The Company intends continue to commercialize the Technology by sublicensing or partnering with companies in the legal cannabis and CBD industries to bring the product to market. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market in legal medical and recreational cannabis and CBD segments.

The full commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

The Company is pursuing additional business opportunities in the CBD space, including in cosmetic, beauty, and health and wellness products. The Company is also seeking to license cannabinoid therapeutic technologies from medical and academic institutions with the intention of advancing those technologies through clinical studies, product development, and commercialization.

Effects of the COVD-19 Pandemic on Our Business

Since March 2020 there has been and there continues to be a significant and growing volatility and uncertainty in the global economy due to the worldwide COVID-19 pandemic affecting all business sectors and industries. ,The fulfillment of our first order of patches was delayed from the first quarter to the second quarter of 2020 due to the COVID-19 shutdowns in the United States. Moreover, our customers and suppliers could be further adversely affected as a result of additional or future quarantines, facility closures and logistics restrictions imposed or which otherwise occur in connection with the pandemic. More broadly, the high degree unemployment resulting from the pandemic could potentially lead to an extended economic downturn, which would likely decrease spending, adversely affect demand for our products and harm our business, results of operations and financial condition. At this time, we cannot accurately predict the long-term effects the COVID-19 pandemic will have on our business.

Corporate Information

The Company was organized as a limited liability company in the State of Florida, effective and was converted to a Florida corporation effective January 13, 2017. Our executive offices are located at 15 Walker Avenue, Suite 101, Baltimore, Maryland 21208 and our telephone number is (443) 738-4051.

Corporate History

The Company’s initial business plan was to concentrate on cannabis related investment and development opportunities by direct e-commerce sales and advertising through its online retail store, direct equity investments, joint ventures, licensing agreements and/or acquisitions.

On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Green C Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Green C Shareholders (the “Exchange Agreement”).

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In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Series A Preferred Shares”) to the Green C Shareholders in exchange for 100% of the issued and outstanding capital stock of Green C (the “Exchange Transaction”). As a result of the Exchange Transaction, the Green C Shareholders acquired Series A Preferred Shares holding 79.05% of the voting power of the Company’s issued and outstanding shares of capital stock, Green C became the Company’s wholly-owned subsidiary and the Company acquired 100% of the business and operations of Green C. Green C had commenced commercialization efforts with respect to the Technology.

After the consummation of the transactions contemplated by the Exchange Agreement, we modified our business model to eliminate online retail sales and advertising and instead to focus on commercializing the Technology and seeking other complementary investment and development opportunities in the legal cannabis, CBD and related fields.

Commercialization and Marketing Strategy

Given its small size and limited financial and personnel resources, the Company intends to commercialize the Technology by sublicensing or partnering with companies in the legal cannabis and CBD industries to bring the product to market and market and sell the product on an ongoing basis. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market in legal medical and recreational cannabis and CBD segments. The Company also intends to undertake certain research and development efforts directly through experienced firms in the field which it will retain as independent contractors.

The full commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

Government Regulation

General

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in those states which have legalized medicinal and/or recreational use of cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this prospectus, 36 states and the District of Columbia have legalized medical marijuana in some capacity. Additionally, 17 states and the District of Colombia have approved the implementation of legal recreational marijuana use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act obligations (.

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During the Trump administration, there had been indications of potential change in cannabis-related policies, including a memo issued by then Attorney General Jeff Sessions in January 2018, although no formal action was ever taken. Although we expect this policy to continue under the Biden administration, there can be no assurance that will be the case. Accordingly, until there are formal changes in Federal cannabis-related enforcement policies, we intend to remain within the guidelines outlined in the Cole Memo and the FinCEN Guidelines where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law.

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Agriculture Improvement Act of 2018

The federal Agricultural Improvement Act of 2018, signed into law on December 20, 2018, along with the Agricultural Act of 2014, the corresponding Consolidated Appropriations Act of 2016 provisions (as extended by resolution into 2018) and related state law, provide for the cultivation, processing, manufacturing and sale of hemp-derived products, as part of agricultural pilot programs and/or state plans adopted by individual states, including Colorado. However, there can be no assurance that new legislation or regulations may be introduced at either the federal and/or state level which, if passed, would impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials and it is possible that the costs of complying with these new regulatory requirements could be material.

FDA

The use of our technology may be subject to pre-approval by the FDA for certain applications, or equivalent regulatory body approval in other jurisdictions. If so, obtaining FDA and other approvals will require a substantial investment of funds and may take years. In such case, we intend to rely on our sublicensees or strategic partners to fund and undertake any required approval process. There is no assurance that we will be able to successfully obtain any such required regulatory approvals needed to enter certain markets or market our technology for certain applications.

We also may be required to comply with FDA and other federal, state and foreign regulations regarding safety, dosing and other similar matters.

Competition

There are a number of other delivery technology companies operating in the cannabis and CBD sectors, many of which have longer operating histories and far greater financial and personnel resources than we do. Known competitors in our space include Intelex Technologies (IGXT), CTT Pharmaceuticals (CTTH) and Cure Pharmaceuticals (CURR).

Employees

We have two persons providing us services on a full-time basis – our chief executive officer and our general counsel.

Properties

We currently occupy space in Baltimore, Maryland for our executive offices. The space is provided by Aitan Zacharin, our Chief Executive Officer, at no cost.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our shares of common stock have been quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “GCAN” since August 2018. Such market is extremely limited. We can provide no assurance that our shares of common stock will be continued to be traded on the OTCQB or another exchange, or if traded, that the current public market will be sustainable. On May 5, 2020, the closing price for our common stock was $0.0077 as reported by OTC Markets Group, Inc.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (c) contains a toll-free telephone number for inquiries on disciplinary actions; (d) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, shareholders may have difficulty selling those securities.

Outstanding Shares and Holders of Our Common Stock

As of the date of this prospectus, we have 478,638,436 shares of common stock issued and outstanding and approximately 331 holders of record.

Rule 144 Shares

Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months (if the issuer is a reporting company) or 12 months (if the issuer is a non-reporting company, as is the case herein), may, under certain conditions, sell all or any of his shares without volume limitation. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time.

However, Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after a business combination, despite technical compliance with the requirements of Rule 144. As we were a blank check company, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

(a)	has ceased to qualify as a blank-check or shell company;

(b)	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(c)	has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

(d)	has filed certain information with the SEC, reflecting that it is no longer a blank-check or shell company;

may, after one year has elapsed from the date the required information was filed with the SEC, sell such shares subject to the above limitations.

Dividends on Common Stock

We have not previously declared a cash dividend on our common stock and we do not anticipate the payment of dividends in the near future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Results of Operations

Year ended December 31, 2020, as compared to year ended December 31, 2019

For the year ended December 31, 2020, the Company generated $48,044 in annual revenue compared to $7,120 in 2019. During the year ended December 31, 2020, the Company’s revenue was positively impacted due to the sale of our ETP patches to Symtomax.

Cost of sales was $48,090 for the year ended December 31, 2020 and $3,125 for the year ended December 31, 2019. Our operating expenses in the year ended December 31, 2020 amounted to $294,411 as compared to $529,318 for the year ended December 31, 2019.

Our net loss in the year ended December 31, 2020 was $951,170 as compared to the net loss of $1,648,595 during the year ended December 31, 2019.

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or our financial position. Amounts shown for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Liquidity and Capital Resources

We had $112,953 cash on hand at December 31, 2020, compared to $24,662 at December 31, 2019.

At December 31, 2020, we had $22,875 in principal amount of outstanding convertible notes.

Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information.

The proceeds from loans, convertible debentures as well as cash on hand is being used to fund the operations of our current operations.

The following table provides detailed information about our net cash flows for the twelve months ended December 31, 2020 and 2019.

	December 31, 2020	December 31, 2019
Net cash (used in) operating activities	$(289,627)	$(285,229)
Net cash (used in) investing activities	(61,750)	-
Net cash provided by financing activities	439,668	250,000
Net increase (decrease) in cash	$88,291	$(35,229)

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Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

●	Government regulation of the marijuana industry;
●	Revision of Federal banking regulations for the marijuana industry; and
●	Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

●	revenues or expenses;
●	any material increase or decrease in liquidity; or
●	expected sources and uses of cash.

Critical Accounting Policies and Estimates

The SEC issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the SEC has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the following significant policies as critical to the understanding of our financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages as at the date hereof are as follows:

Name	Age	Positions and Offices
Aitan Zacharin	37	President, Chief Executive Officer, Treasurer and Director
Mark Radom	52	General Counsel
David Tavor	70	Director

The directors named above will serve until the next annual meeting of the shareholders or until his resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Professional History of Aitan Zacharin

Mr. Zacharin has served as President, Chief Executive Officer, Treasurer and a Director since July 2018, Mr. Zacharin is an experienced executive with a broad knowledge in building and managing technology and consumer products businesses. In 2012, he co-founded Fuse Science, an innovative biotechnology company headquartered in Miami, Florida and Oxnard, California. Mr. Zacharin was responsible for the development and growth of the business from a seed stage R&D company to a publicly traded CPG and biotech business with multiple subsidiaries. During his tenure he was tasked with expanding the biotechnology IP portfolio, spearheading multiple in vitro studies, and growing the consumer products business. In scaling the company, Mr. Zacharin identified and hired executive talent to lead the commercialization strategy including the past President of SC Johnson Company and previous CEO of Champs and Footlocker Sports. He successfully led the company to raise over $10M in three over-subscribed rounds, as well as negotiated contracts with 26 world renowned athlete and celebrity brand ambassadors, which included top ranked pro golfer Tiger Woods. Under Mr. Zacharin’ s leadership the company developed and commercialized multi-category consumer products through a retail footprint of 15,000 doors. Since his exit from Fuse Science, he has been advising and investing in mid to late stage technology startups, and assisting them with capitalization, business strategy and development, and accelerating growth. Mr. Zacharin holds dual degrees from the University of South Florida in Tampa Bay. He resides in Baltimore, Maryland, and maintains various board appointments both professionally and philanthropically.

Professional History of Mark Radom

Mr. Radom joined the Company as its General Counsel in July 2018. From August 2015 to July 2018, Mr. Radom served as chief executive officer of Graphite Corp. From February 2010 through July 2015, Mr. Radom served as the chief carbon officer and general counsel of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

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Professional History of David Tavor

Mr. Tavor joined the Board of Directors on September 24, 2018. He has more than 18 years’ experience serving as General Manager and founder of companies in different areas: Pharmaceutical (Cure Medical; manufacturing and marketing of Intra-Venus solutions including for dialysis), Biotech (Minapro; cultivation and marketing of Micro Algae for Anti-aging; Anti-oxidants, Cosmetics and fish and shrimps industries), Clean-tech (Jet; treating industrial and cowsheds waste waters), Natural products (Hadas Natural Products; production and marketing of natural food additives and vitamins), and Medical Device companies (Fluorinex Active; manufacturing and marketing of Oral Care products for Anti-carries, Desensitizing, Teeth Fluoridation and Whitening).

Mr. Tavor has extensive experience in conducting negotiations abroad and preparing and implementing business plans. He is experienced in business development, sales and marketing, fundraising, senior management, patent registration and regulation, and managed companies “from idea to market”. Prior to that, Mr. Tavor served as the representative of the United Israel Appeal in Melbourne, Australia for four years. For the first 23 years of his career, Mr. Tavor served as a fighter pilot and a commander in the Israeli Air Force and retired with the rank of Colonel.

Mr. Tavor holds an MBA and MA in Political Science and National Defense studies from Haifa University, Israel. Given his experience, we believe he is suited to serve on the Board of Directors. Mr. Tabor is an “independent” director within the meaning of applicable SEC rules.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. We will form an audit committee if it becomes necessary as a result of growth of the Company or as mandated by public policy.

Code of Ethics

We do currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest, in that our Directors who are also our officers have the authority to determine issues concerning management compensation, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Directors or officers.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during the years ended December 31, 2020 and December 31, 2019.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)

Aitan Zacharin(1)	2020	120,000	-	-	-	-	120,000
	2019	120,000	-	-	-	-	120,000

Mark Radom(2)	2019	84,000	-	-	-	-	84,000
	2018	84,000	-	-	-	-	84,000

(1)	Mr. Zacharin became the Company’s principal executive officer, principal financial officer and Chairman of the Board of Directors on July 31, 2018. Mr. Zacharin has a monthly salary of $10,000.

(2)	Mr. Radom became the Company’s chief legal officer on July 31, 2018. Mr. Radom has a monthly salary of $7,000.

Employment Agreements

We are party to employment agreements with Aitan Zacharin and Mark Radom, our executive officers that, in each case, are terminable at will. Under those agreements, Messrs. Zacharin and Radom receive monthly base salaries of $10,000 and $7,000, respectively.

Compensation of Directors

No compensation was paid to any non-employee director earned during the year ended December 31, 2020.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of the date of this prospectus, with respect to any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to our common stock. As of the date of the prospectus, there were 88,349,536 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The following table lists, as at the date hereof, the number of shares of common stock of our Company that are beneficially owned by (a) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (b) each officer and director of our Company; and (c) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner or Identity of Group	Common Stock Beneficially Owned(1)	Percentage of Class(1)
Executive Officers and Directors

Aitan Zacharin	84,766,650	15.05%

Mark Radom	74,166,650	13.42%

David Tavor	15,000,000	3.04%

All executive officers and directors as a group (three persons)	173,333,300	26.65%

Other 5% or Greater Shareholders

Fernando Bisker	74,166,650	13.42%

Jona Kalfa	74,166,650	13.42%

Elisha Kalfa	74,166,650	13.42%

Sigalush Ventures LLC(2)	74,166,650	13.42%

Rakefet LLC(3)	10,600,000	2.14%

(2) David Sencianes has voting and dispositive control over the shares held of record by Sigalush Ventures LLC.

(3) Elana Zacharin has voting and dispositive control over the shares held of record by Rakefet LLC.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Articles of Incorporation, as amended, and Bylaws each of which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Florida law. Our authorized capital stock consists of 2,000,000,000 shares of common stock, $0.001 par value per share, and 19,000,000 shares of preferred stock, $0.001 par value per share.

As of the date of this prospectus, 478,638,436 shares of our common stock and 9,411,998 shares of our Series A Convertible Preferred Stock were issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 19,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Our Articles of Incorporation also authorize our Board of Director(s) to authorize the issuance from time to time of additional shares of its stock of any class, whether now or hereinafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

Series A Preferred Shares

The Board of Directors has designated 9,411,998 shares of our preferred stock as the Series A Preferred Shares issued in connection with the Exchange Transaction, having the following rights, features, privileges and limitations (in pertinent part):

Fractional Shares. Series A Preferred Shares may be issued in fractional shares.

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Dividends. The Series A Preferred Shares shall be treated pari passu with the Company’s shares of common stock, except that the dividend on each Series A Preferred Share shall be equal to the amount of the dividend declared and paid on each share of common stock multiplied by the Conversion Rate (as hereinafter defined)

Liquidation, Dissolution, or Winding Up. Series A Preferred Shares shall be treated pari passu with common stock except that the payment on each Series A Preferred Share shall be equal to the amount of the payment on each share of common stock multiplied by the Conversion Rate.

Voting. The Series A Preferred Shares shall vote on all matters as a class with the holders of common stock and each Series A Preferred Share shall be entitled to the number of votes per share equal to the Conversion Rate.

Conversion Rate and Adjustments.

Conversion Rate. The Conversion Rate shall be 50 shares of common stock (as adjusted as provided for below) for each Series A Preferred Share.

Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the issuance of the Series A Preferred Shares effect a subdivision of the outstanding common stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the issuance of the Series A Preferred Shares combine the outstanding shares of common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company in which the common stock (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each Series A Preferred Share shall thereafter be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock of the Company issuable upon conversion of one Series A Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

Conversion.

(a) Series A Preferred Shares are convertible at the option of their holder in whole or in part at any time except that they shall not be convertible at any time that there are not a sufficient number of authorized shares of common stock not reserved for other purposes so that all outstanding Series A Preferred Shares can be converted.

(b) If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her, or its attorney duly authorized in writing. As soon as practicable after a conversion and the surrender of the certificate or certificates for Series A Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his, her, or its written order, a certificate or certificates for the number of full shares of common stock issuable on such conversion and cash b) in respect of any fraction of a share of common stock otherwise issuable upon such conversion.

(c) All certificates or other form of ownership evidencing shares of Series A Preferred Shares (if any) that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date on which such preferred shares were converted, be deemed to have been retired and cancelled and the shares of Series A Preferred Shares represented thereby converted into common stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates or other form of ownership on or prior to such date. Such converted Series A Preferred Shares may not be reissued as shares of such Series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

32

Limitations on Beneficial Ownership. The Series A Preferred Shares held by a holder shall not be convertible by such holder, and the Company shall not effect any conversion of any Series A Preferred Shares held by such holder, to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of our common stock. To the extent the above limitation applies, the determination of whether the Series A Preferred Shares held by such holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such holder or any of his, her or its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a holder to convert Series A Preferred Shares, or of the Company to issue shares of common stock to such holder, shall have any effect with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of determining the Maximum Percentage, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, any holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (a) any such increase will not be effective until the 61st day after such notice is delivered to the Company; and (b) any such increase or decrease will apply only to such holder sending such notice and not to any other holder.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Dale S. Bergman, P.A., Coral Gables, Florida.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have so been included in reliance upon the report of Michael T. Studer CPA P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s website at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides to the fullest extent permitted by Florida Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our Bylaws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

33

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Greater Cannabis Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Greater Cannabis Company, Inc. (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of The Greater Cannabis Company, Inc. as of December 31, 2020 and 2019 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Loss on conversions of notes payable and accrued interest to common stock – Refer to Note H to the consolidated financial statements

Critical Audit Matter Description

The Company has had outstanding notes payable to lenders which are convertible into Company common stock at conversion prices which are based on the future trading price of the Company’s common stock. In 2020, the Company issued a total of 425,541,995 shares of its common stock pursuant to conversions of an aggregate of $866,694 in principal and $57,717 in accrued in interest. The $1,291,604 excess of the $2,218,016 fair value of the 425,541,995 shares of common stock at the respective dates of issuance over the $924,412 liability reduction was charged to Loss on Conversions of Notes Payable.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s loss on conversions of notes payable and accrued interest to common stock expense included:

(1)	We obtained Company prepared quarterly schedules of all conversions of notes payable and accrued interest to common stock in 2020.

(2)	For the fair value measurements, we agreed the prices used to independent third party sources of closing trading prices of GCAN common stock on the respective issuance dates. We then verified the calculation by multiplying the number of shares issued times the respective closing trading prices for each conversion.

(3)	For the liability reduction amounts, we agreed the principal and accrued interest amounts to Notices of Conversions for each conversion.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
March 25, 2021

We have served as the Company’s auditor since 2017.

F-2

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash	$112,953	$24,662
Advance to supplier	-	28,000
Note receivable	36,750	-
Prepaid officer compensation	10,000	-
Total current assets	159,703	52,662

OTHER ASSETS
Right of first refusal agreement (less accumulated amortization of $ 4,583 and $ 0, respectively)	20,417	-

Total assets	$180,120	$52,662

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$6,743	$17,517
Accrued interest	849	20,619
Accrued officer compensation	152,000	98,000
Accrued royalties	-	50,000
Advance from customer	-	27,977
Loans payable to related parties	260,000	260,000
Notes payable to third parties (less debt discounts of $0 and $505,937, respectively)	22,875	399,318
Derivative liability	17,441	725,865
Total current liabilities and total liabilities	459,908	1,599,296

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock; 19,000,000 shares authorized, $.001 par value:
Series A Convertible Preferred-issued and outstanding 9,411,998 and 9,411,998 shares, respectively	9,412	9,412
Series B Convertible Preferred-issued and outstanding 0 and 0 shares, respectively	-	-
Common stock; 2,000,000,000 shares authorized, $.001 par value, as of December 31, 2020 and 2019, there are 464,843,318 and 39,301,323 shares outstanding, respectively	464,843	39,301
Additional paid-in capital	2,576,365	783,891
Accumulated deficit	(3,330,408)	(2,379,238)

Total stockholders’ (deficiency)	(279,788)	(1,546,634)
Total liabilities and stockholders’ (deficiency)	$180,120	$52,662

The accompanying notes are an integral part of these consolidated financial statements.

F-3

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019

Revenue:
Product sales	$48,044	$4,500
Consulting fees	-	2,620
Total revenue	48,044	7,120

Cost of product sales	48,090	3,125
Gross profit (loss)	(46)	3,995

Operating Expenses:
Minimum royalties expense	-	50,000
Officers compensation	204,000	204,000
Amortization of right of first refusal agreement	4,583	-
Amortization of Pharmedica Exclusive License Agreement cost	-	20,000
Impairment charge-Pharmedica Exclusive License Agreement cost	-	69,749
Other operating expenses (including stock-based professional fees of $0 and $88,130, respectively)	85,828	185,569
Total operating expenses	294,411	529,318

Income (loss) from operations	(294,457)	(525,323)

Other income (expenses):
Income (expense) from derivative liability	1,218,090	(303,981)
Loss on conversions of notes payable and accrued interest to common stock	(1,291,604)	(320,025)
Gain from Surrender Agreement with Emet Capital Partners, LLC	472,170	-
Interest expense	(89,766)	(35,776)
Forgiveness of royalty payable	50,000	-
Amortization of debt discounts	(1,015,603)	(463,490)
Total other income (expenses)	(656,713)	(1,123,272)

Income (loss) before provision for income taxes	(951,170)	(1,648,595)
Provision for income taxes	-	-

Net income (loss)	$(951,170)	$(1,648,595)

Basic and diluted income (loss) per common share	$(.01)	$(.05)
Weighted average common shares outstanding-basic and diluted	145,332,999	34,980,133

The accompanying notes are an integral part of these consolidated financial statements.

F-4

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

For the Years Ended December 31, 2020 and 2019

	Series A Preferred		Series B Preferred				Additional
	Stock		stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Year Ended December 31, 2019
Balances at December 31, 2018	9,411,998	$9,412	-	$-	31,880,969	$31,881	$233,991	$(839,070)	$(563,786)
Cumulative effect adjustment to reduce derivative liability of warrants with “down round” features effective January 1, 2019								108,427	108,427
Conversion of note payable ($670) and accrued interest ($100) into 769,785 shares of common stock (Fair Value of $100,072) on January 4, 2019					769,785	770	99,302	-	100,072
Exercise of 1400 warrants into 645,129 shares of common stock in a cashless exercise transaction on January 4, 2019					695,129	695	(695)		-
Exchange of 438,600 warrants into 9,000,000 shares of Class B Convertible Preferred Stock on February 14, 2019	-	-	9,000,000	9,000			(9,000)		-
Net loss for the three months ended March 31, 2019								(138,349)	(138,349)
Balances at March 31, 2019	9,411,998	$9,412	9,000,000	$9,000	33,345,883	$33,346	$323,598	$(868,992)	$(493,636)
Conversion of note payables ($40,500) and accrued interest ($7,961) into 1,384,600 shares of common stock (Fair Value of $100,072) on April 16, 2019	-	-	-	-	1,384,600	1,384	178,614	-	179,998
Issuance of 542,000 common shares for professional services rendered	-	-	-	-	542,000	542	75,338	-	75,880
Net loss for the three months ended June 30, 2019								(287,779)	(287,779)
Balances at June 30, 2019	9,411,998	$9,412	9,000,000	$9,000	35,272,483	$35,272	$577,550	$(1,156,771)	$(525,537)
Issuance of 175,000 common shares for professional services rendered					175,000	175	12,075		12,250
Net loss for the three months ended September 30, 2019								(126,430)	(126,430)
Balances at September 30, 2019	9,411,998	$9,412	9,000,000	$9,000	35,447,483	$35,447	$589,625	$(1,283,201)	$(639,717)
Exchange Agreement dated October 18, 2019, provided for the reversal of the February 14, 2019 agreement to which certain warrants then held by Emet were exchanged for 9,000,000 shares of Series B Convertible Preferred Stock			(9,000,000)	(9,000)			9,000		-
Conversion of note payables ($53,705) and accrued interest ($2,680) into 1,748,363 shares of common stock (Fair Value of $104,901) on November 11, 2019					1,748,363	1,749	103,152		104,901
Conversion of note payable ($29,000) and accrued interest ($4,035) into 1,468,204 shares of common stock (Fair Value of $58,728) on December 20, 2019					1,468,204	1,468	57,260		58,728

	Series A Preferred		Series B Preferred				Additional
	stock		stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Year Ended December 31, 2019
Conversion of note payables ($10,000) and accrued interest ($515) into 637,273 shares of common stock (Fair Value of $25,491) on December 24, 2019					637,273	637	24,854		25,491
Net loss for the three months ended December 31, 2019								(1,096,037)	(1,096,037)
Balances at December 31, 2019	9,411,998	$9,412	-	$-	39,301,323	$39,301	$783,891	$(2,379,238)	$(1,546,634)

	Series A Preferred		Series B Preferred				Additional
	Stock		stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Year Ended December 31, 2020
Balances at December 31, 2019	9,411,998	$9,412	-	$-	39,301,323	$39,301	$783,891	$(2,379,238)	$(1,546,634)
Conversions of notes payable ($165,350) and accrued interest ($11,793) into 21,484,688 shares of common stock (Fair Value of $ 406,093) for the three months ended March 31, 2020					21,484,688	21,485	384,608		406,093
Net loss for the three months ended March 31, 2020								(1,211,569)	(1,211,569)
Balances at March 31, 2020	9,411,998	$9,412	-	$-	60,786,011	$60,786	$1,168,499	$(3,590,807)	$(2,352,110)
Conversions of notes payable ($67,082) and accrued interest ($10,613) into 27,563,525 shares of common stock (Fair Value of $ 210,532) for the three months ended June 30, 2020					27,563,525	27,564	182,968		210,532
Net income for the three months ended June 30, 2020								1,102,449	1,102,449
Balances at June 30, 2020	9,411,998	$9,412	-	$-	88,349,536	$88,350	$1,351,467	$(2,488,358)	$(1,039,129)
Conversions of notes payable ($311,050) and accrued interest ($18,462) into 115,277,834 shares of common stock (Fair Value of $797,067) for the three months ended September 30, 2020					115,277,834	115,277	681,790		797,067
Net loss for the three months ended September 30, 2020								(459,260)	(459,260)

Balances at September 30, 2020	9,411,998	$9,412	-	$-	203,627,370	$203,627	$2,033,257	$(2,947,618)	$(701,322)
Conversions of notes payable ($325,212) and accrued interest ($16,849) into 261,215,948 shares of common stock (Fair Value of $804,324) for the three months ended December 31, 2020					261,215,948	261,216	543,108		804,324
Net loss for the three months ended December 31, 2020								(382,790)	(382,790)
Balances at December 31, 2020	9,411,998	$9,412	-	$-	464,843,318	$464,843	$2,576,365	$(3,330,408)	$(279,788)

The accompanying notes are an integral part of these financial statements.

F-5

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019

OPERATING ACTIVITIES
Net income (loss)	$(951,170)	$(1,648,595)
Adjustments to reconcile net income (loss) to net cash provided (used) in operating activities:
Loss on conversions of notes payable and accrued interest to common stock	1,291,604	320,025
Gain from Surrender Agreement with Emet Capital Partners, LLC	(472,170)	-
Issuance of stock-based professional fees	-	88,130
Forgiveness of royalty payable	(50,000)	-
(Income) expense from derivative liability	(1,218,090)	303,981
Amortization of right of first refusal agreement	4,583	-
Amortization of Pharmedica Exclusive License Agreement cost	-	20,000
Impairment charge- Pharmedica Exclusive License Agreement cost	-	69,749
Interest expense for default added to note payable balance
Amortization of debt discounts	1,015,603	463,490
Changes in operating assets and liabilities:
Advance to supplier	28,000	(28,000)
Prepaid officer compensation	(10,000)	-
Accounts payable	(10,774)	(383)
Accrued interest	56,764	35,397
Accrued officer compensation	54,000	13,000
Accrued royalties	-	50,000
Advance from customer	(27,977)	27,977
Net cash used in operating activities	(289,627)	(285,229)

INVESTING ACTIVITIES
Note receivable	(36,750)
Purchase of Right of First Refusal Agreement	(25,000)	-
Net cash used in investing activities	(61,750)	-

FINANCING ACTIVITIES
Amount paid in connection with Surrender Agreement with Emet Capital Partners, LLC	(70,000)	-
Proceeds from notes payable to third parties	509,668	250,000

Net cash provided by financing activities	439,668	250,000

NET INCREASE (DECREASE) IN CASH	88,291	(35,229)

CASH BALANCE, BEGINNING OF PERIOD	24,662	59,891

CASH BALANCE, END OF PERIOD	$112,953	$24,662

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-
Income tax paid	$-	$-

Non-cash Investing and Financing Activities:
Conversion of note payable ($670) and accrued interest ($100) into 769,785 shares of common stock (Fair Value of $100,072) on January 4, 2019	$-	$100,072
Exercise of 1400 warrants into 695,129 shares of common stock in a cashless exercise transaction on January 4, 2019	$-	$695
Exchange of 438,600 warrants into 9,000,000 shares of Class B Convertible Preferred Stock on February 14, 2019. Exchange Agreement reversed on October 18, 2019	$-	$-
Initial derivative liability charged to debt discount	$509,667	$250,000
Conversion of note payable ($40,500) and accrued interest ($7,961) into 1,384,600 shares of common stock (fair value of $179,998) on April 16, 2019	$-	$179,998
Conversion of note payables ($53,705) and accrued interest ($2,680) into 1,748,363 shares of common stock (Fair Value of $104,901) on November 11, 2019	$-	$104,901
Conversion of note payable ($29,000) and accrued interest ($4,035) into 1,468,204 shares of common stock (Fair Value of $58,728) on December 20, 2019	$-	$58,728
Conversion of note payable ($10,000) and accrued interest ($515) into 637,273 shares of common stock (Fair Value of $25,491) on December 24, 2019	$-	$25,491
Conversions of notes payable ($165,350) and accrued interest ($11,793) into 21,484,688 shares of common stock (Fair Value of $ 406,093) for the three months ended March 31, 2020	$406,093	$-
Conversions of notes payable ($67,082) and accrued interest ($10,613) into 27,563,525 shares of common stock (Fair Value of $ 210,532) for the three months ended June 30, 2020	$210,532	$-
Conversions of notes payable ($311,050) and accrued interest ($18,462) into 115,277,834 shares of common stock (Fair Value of $797,067) for the three months ended September 30, 2020	$797,067	$-
Conversions of notes payable ($325,212) and accrued interest ($16,849) into 261,215,948 shares of common stock (Fair Value of $804,324) for the three months ended December 31, 2020	$804,324	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Greater Cannabis Company, Inc. (the “Company”) was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company was a wholly owned subsidiary of Sylios Corp (“Sylios”) until March 10, 2017.

On July 31, 2018, the Company acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to vote 50 votes per share on all matters as a class with holders of common stock. Since after the Exchange was consummated, the former shareholders of Green C and their designees owned approximately 94% of the issued and outstanding voting shares of the Company, Green C is the acquirer for accounting purposes. Prior to the Exchange, the Company had no assets and nominal business operations. Accordingly, the Exchange has been treated for accounting purposes as a recapitalization by the accounting acquirer, Green C, and the accompanying consolidated financial statements of the Company reflect the assets, liabilities and operations of Green C from its inception on December 21, 2017 to July 31, 2018 and combined with the Company thereafter.

Green C was incorporated on December 21, 2017 under the laws of the Province of Ontario Canada with its principal place of business in North York, Ontario.

Green C was the owner of an exclusive, worldwide license for an eluting transmucosal patch platform (“ETP”) for non-invasive drug delivery in the cannabis field as further described in the exclusive license agreement dated June 21, 2018 with Pharmedica Ltd. (see Note J).

The Company’s business plan is to (i) commercialize the Technology and (ii) concentrate on cannabis related investment and development opportunities through direct equity investments, joint ventures, licensing agreements or acquisitions.

Principles of Consolidation

The consolidated financial statements include the accounts of The Greater Cannabis Company, Inc., and its wholly owned subsidiaries Green C Corporation and BioCare, Inc.

F-7

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no in cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2020, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no foreign federal or state tax examinations nor have we had any foreign federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Financial Instruments and Fair Value of Financial Instruments

We follow ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-8

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for derivative liabilities, we had no financial assets or liabilities carried and measured on a recurring or nonrecurring basis during the reporting periods.

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

F-9

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

F-10

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the periods presented, the Company excluded 470,599,900 shares relating to the Series A Convertible Preferred Stock (see Note H), shares relating to convertible notes payable to third parties (Please see NOTE F - NOTES PAYABLE TO THIRD PARTIES for further information) and shares relating to outstanding warrants (Please see NOTE H - CAPITAL STOCK AND WARRANTS for further information) from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive.

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all prior revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under prior U.S. GAAP. As amended by the FASB in July 2015, the standard became effective for annual periods beginning after December 15, 2017, and interim periods therein. ASU 2014-09 has had no impact on our Financial statements for the periods presented.

F-11

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-08 has had no impact on our Financial statements for the periods presented.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify the following two aspects of Topic 606: 1) identifying performance obligations, and 2) the licensing implementation guidance. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-10 has had no impact on our financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018.

Accordingly, effective January 1, 2019, the Company reduced the derivative liability of warrants with “down round” features (and do not contain variable conversion features) of $108,427 at December 31, 2018 to $0 and recognized a $108,427 cumulative effect adjustment reduction of accumulated deficit.

F-12

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE B - GOING CONCERN

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future obligations as they become due within one year after the date the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. As of December 31, 2020, the Company had cash of $112,953, total current liabilities of $459,908, and negative working capital of $300,205. For the year ended December 31, 2020, we incurred a net loss of $951,170 and used $289,627 cash from operating activities. We expect to continue to incur negative cash flows until such time as our business generates sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources.

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through March 2022.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

NOTE C- NOTE RECEIVABLE

On June 10, 2020, in anticipation of developing a CBD business with Kol Tuv Ventures, LLC (the “Borrower”) (see Note D), the Company agreed to lend the Borrower USD $50,000 to be repaid either (a) out of available cash as soon as practicable, including from sales of Bob Ross cosmetic products, or (b) on the date that is 18 months from the date thereof, whichever is earlier (the “Maturity Date”). The Loan shall not bear interest except to the extent that any part of the Loan remains outstanding as at the Maturity Date, in which case the following sentence applies. From the date after the Maturity Date and onward, the outstanding principal amount of the Loan shall bear interest at a rate of 2% per annum. Any payment of cash to be made by Borrower to Lender shall be applied first to outstanding principal and second to any accrued, but unpaid, interest. As of December 31, 2020, the balance of the note was $ 36,750.

F-13

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE D – RIGHT OF FIRST REFUSAL AGREEMENT

On January 30, 2020, the Company executed a Right of First Refusal Agreement with an entity engaged in the business of cosmetics, health, and well-being. The Agreement provided for the Company to pay Kol Tuv Ventures, LLC (“KTV”), $25,000 on January 30, 2020 (which was paid January 30,2020) and to make other investments in opportunities to be pursued by KTV and/or payments to KTV to enable KTV to pursue and secure Cannabidiol (“CBD”) opportunities. The Agreement provides the Company an exclusive right of first refusal to participate in all CBD opportunities to be pursued by KTV for a term of five years. The $25,000 cost for this Agreement is being amortized over the five year term of the Agreement.

NOTE E - LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consist of:

	December 31, 2020	December 31, 2019

Loans from Elisha Kalfa and Yonah Kalfa, holders of a total of 2,966,666 shares of Series A Convertible Preferred stock	$180,000	$180,000

Loan from Fernando Bisker and Sigalush, LLC, holders of a total of 2,966,666 shares of Series A Convertible Preferred stock	80,000	80,000

Total	$260,000	$260,000

Pursuant to loan and contribution agreements dated July 31, 2018, the above loans are non-interest bearing and are to be repaid after the Company raises from investors no less than $1,500,000 or generates sufficient revenue to make repayments (each, a “Replacement Event”). If the First Replacement Event does not occur within 18 months from July 31, 2018, the loans are to be repaid immediately. In the event there is insufficient capital to repay the loans, the lenders have the option to convert all or part of the loans into shares at the Company common stock at the average trading price of the 10 days prior to the date of the conversion request.

F-14

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE F - NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties consist of:

	December 31, 2020	December 31, 2019

Allonge to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018	-	2,420
Allonge 2 to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018	-	1,100
Promissory Note dated March 28, 2017 payable to John T. Root, Jr., interest at 4%, due September 28, 2017, convertible into shares of common stock at a conversion price of $.001 per share.	375	375
Convertible Note dated February 12, 2019 payable to Eagle Equities, LLC (“Eagle”), interest at 6%, due February 12, 2020-less unamortized debt discount of $0 and $33,396, respectively (i)	22,500	250,082
Convertible Warrant Note dated October 18, 2019 payable to Emet Capital Partners, LLC (“EMET”), interest at 2%, due October 18, 2020-less unamortized debt discount of $0 and $294,234, respectively (ii)	-	74,566
Convertible Warrant Note dated October 18, 2019 payable to Emet Capital Partners, LLC (“EMET”), interest at 2%, due October 18, 2020-less unamortized debt discount of $0 and $90,054, respectively (ii)	-	22,823
Convertible Warrant Note dated October 18, 2019 payable to Emet Capital Partners, LLC (“EMET”), interest at 2%, due October 18, 2020-less unamortized debt discount of $0 and $79,248, respectively (ii)	-	20,084
Convertible Warrant Note dated October 18, 2019 payable to Emet Capital Partners, LLC (“EMET”), interest at 2%, due October 18, 2020-less unamortized debt discount of $0 and $9,005, respectively (ii)	-	2,281
Convertible Promissory Note dated October 18, 2019 payable to Emet Capital Partners, LLC (“EMET”), interest at 6%, due February 12, 2020-less unamortized debt discount of $0 and $0, respectively (ii)	-	25,587
Total	$22,875	$399,318

(i) On February 12, 2019, (the “Issue Date”) the Company issued a 6% Convertible Redeemable Note to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount (the “Eagle Note”). In connection with the Eagle Note, the Company and Eagle entered into a Securities Purchase Agreement. Eagle was to fund the $ 1,104,000 purchase price of the Eagle Note in tranches. The first tranche of $ 250,000 was received by the Company on February 13, 2019. The second tranche of $ 166,500 was received by the Company on January 17, 2020, the third tranche of $ 93,666 was received by the Company on February 12, 2020, and the fourth tranche of $ 42,500 was received by the Company on June 3, 2020. The loans are repayable one year from their respective funding dates and are convertible at the option of Eagle at a conversion price equal to 65% of the lowest closing price of the Company’s common stock for the preceding 15 trading days prior to the conversion date. Please see Note G-DERIVATIVE LIABILITY for further information.

(ii) On October 18, 2019, the Company entered into two Exchange Agreements with Emet Capital Partners, LLC (“Emet”). The first Exchange Agreement provided for the exchange of three outstanding convertible notes payable to Emet with a total remaining principal balance of $20,399 and a total accrued interest balance of $5,189 for three new convertible notes payable to Emet in the total amount of $25,587. The new notes bore interest at 6%, were due on February 12, 2020 and were convertible into common stock at a conversion price equal to 75% of the lowest Trading Price during the 15 Trading Day Period prior to the Conversion Date. The second Exchange Agreement provided for the reversal of the February 14, 2019 exchange agreement pursuant to which certain warrants then held by Emet were exchanged for 9,000,000 shares of Series B Convertible Preferred Stock (see Note H) and the exchange of such warrants for four new convertible notes payable to Emet in the total amount of $675,000. These new notes bore interest at 2%, were due on October 18, 2020 and were convertible into common stock at a conversion price equal to 75% of the lowest Trading Price during the 15 Trading Day Period prior to the Conversion Date.

On May 26, 2020, the Company entered into a Surrender Agreement with Emet Capital Partners, LLC (“Emet”) pursuant to which Emet agreed to surrender its interests in the following convertible notes free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, and any interest of any third party and waive any rights or claims it may have in respect of such notes in exchange for a payment of $70,000:

1.	Convertible Redeemable Note issued on 10/18/19 in the amount of $3,128.79
2.	Convertible Redeemable Note issued on 10/18/19 in the amount of $15,439.93
3.	Convertible Redeemable Note issued on 10/18/19 in the amount of $7,018.15
4.	Convertible Note issued on 10/18/19 in the amount of $451,504.95
5.	Convertible Note issued on 10/18/19 in the amount of $112,876.28
6.	Convertible Note issued on 10/18/19 in the amount of $99,331.13
7.	Convertible Note issued on 10/18/19 in the amount of $11,287.65

The $472,170 excess of the $ 542,170 remaining amount of debt satisfied over the $ 70,000 cash payment was recognized as a gain in the three months ended June 30, 2020.

F-15

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE G - DERIVATIVE LIABILITY

The derivative liability consists of:

	December 31, 2020	December 31, 2019
Convertible Promissory Note dated February 12, 2019 payable to Eagle Equities, LLC. Please see NOTE F – NOTES PAYABLE TO THIRD PARTIES for further information (i): Due February 12, 2020	$17,441	$182,625
Convertible Promissory Notes dated October 18, 2019 payable to Emet. Please see NOTE F – NOTES PAYABLE TO THIRD PARTIES for further information (ii):

$451,505 note due October 18, 2021	-	328,953
$112,876 note due October 18, 2021	-	100,680
$ 99,331 note due October 18, 2021	-	88,599
$ 11,288 note due October 18, 2021	-	10,068
$ 25,587 note due October 18, 2021	-	14,940
Total derivative liability	$17,441	$725,865

The Convertible Promissory Notes (the “Notes”) contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes is indeterminate.

The fair value of the derivative liability is measured at the respective issuance dates and quarterly thereafter using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at December 31, 2020 were (1) stock price of $.003 per share, (2) conversion price of $.00169 per share, (3) term of 0 days, (4) expected volatility of 142.94%, and (5) risk free interest rate of 0%.

Assumptions used for the calculations of the derivative liability of the Notes at December 31, 2019 were (1) stock price of $ .0330 per share, (2) conversion prices ranging from $ .01885 to $ .02175 per share, (3) terms ranging from 43 days to 293 days, (4) expected volatility of 142,94%, and (5) risk free interest rates ranging from 1.50% to 1.60%.

(i)As discussed in Note A above, warrants with “down round” features (and do not contain variable conversion features) are not subject to derivative liability treatment effective January 1, 2019.

F-16

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE H - CAPITAL STOCK AND WARRANTS

Preferred Stock

On July 31, 2018, The Greater Cannabis Company, Inc. (the “Company”) acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to 50 votes on all matters as a class with the holders of common stock.

On February 14, 2019, the Company issued 9,000,000 shares of Series B Convertible Preferred Stock to Emet Capital Partners, LLC (“Emet”) in exchange for the surrender of all outstanding warrants held by Emet. Each share of Series B Convertible Preferred Stock was convertible into one share of Company common stock subject to adjustment in case, at the time of conversion, the market price per share of the Company common stock was less than $0.075 per share. On October 18, 2019, this exchange agreement was reversed. (See Note F)

Common Stock

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.99% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.01% of the issued and outstanding shares of Company common stock after the spin-off).

On January 4, 2019, the Company issued 769,785 shares of its common stock pursuant to a conversion of $670 principal and $100 accrued interest of its convertible note dated May 25, 2018 by Emet Capital Partners, LLC (“Emet”). This conversion was based on a conversion price of $0.001 per share (rather than the Variable Conversion Price provided in the related note) submitted by Emet in its Conversion Notice. Emet asserted that the Company had committed a dilutive issuance, which triggered the “ratchet-down” provision of the related note which provides for a reduction of the conversion price. The $99,302 excess of the $100,072 fair value of the 769,785 shares over the $770 liability reduction was charged to Loss on Conversion of Debt in the three months ended March 31, 2019.

On January 4, 2019, the Company issued 695,129 shares of its common stock pursuant to an exercise of the equivalent of 1,400 warrants (of the 440,000 warrants issued to Emet Capital Partners, LLC on May 25, 2017) in a cashless exercise transaction based on a ratchet-down exercise price of $0.001 per share.

On April 16, 2019, the Company issued 1,384,600 shares of its common stock pursuant to conversions of $40,500 principal and $7,961 accrued interest of two convertible notes issued to by Emet Capital Partners, LLC (“Emet”). The $131,537 excess of the $179,998 fair value of the 1,384,600 shares over the $47,961 liability reduction was charged to Loss on Conversion of Debt in the three months ended June 30, 2019.

On May 29, 2019, the Company issued a total of 542,000 shares of its common stock to two consulting firm entities for certain specified investor relations and advisory services. The $75,880 fair value of the 542,000 shares was charged to Other Operating Expenses in the three months ended June 30, 2019.

On August 15, 2019, the Company issued 175,000 shares of its common stock to an entity consultant for accounting services rendered. The $12,250 fair value of the 175,000 shares was charged to Other Operating Expenses.

On October 18, 2019, the Company entered into two Exchange Agreements with Emet Capital Partners, LLC (“Emet”). The first Exchange Agreement provided for the exchange of three outstanding convertible notes payable to Emet with a total remaining principal balance of $20,399 and a total accrued interest balance of $5,189 for three new convertible notes payable to Emet in the total amount of $25,587. The new notes bear interest at 6%, are due on February 12, 2020 and are convertible into common stock at a conversion price equal to 75% of the lowest Trading Price during the 15 Trading Day Period prior to the Conversion Date. The second Exchange Agreement provided for the reversal of the February 14, 2019 exchange agreement pursuant to which certain warrants then held by Emet were exchanged for 9,000,000 shares of Series B Convertible Preferred Stock (see Note G) and the exchange of such warrants for four new convertible notes payable to Emet in the total amount of $675,000. These new note bear interest at 2%, are due on October 18, 2020 and are convertible into common stock at a conversion price equal to 75% of the lowest Trading Price during the 15 Trading Day Period prior to the Conversion Date.

F-17

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE H - CAPITAL STOCK AND WARRANTS (continued)

On November 11, 2019, the Company issued 1,748,363 shares of its common stock pursuant to a conversion of $53,705 principal and $2,680 accrued interest and fees of its convertible note dated October 18, 2019 by Emet.

On December 20, 2019, the Company issued 1,468,204 shares of its common stock pursuant to a conversion of $29,000 principal and $4,015 accrued interest and fees of its convertible note dated October 18, 2019 by Emet.

On December 24, 2019, the Company issued 637,273 shares of its common stock pursuant to a conversion of $10,000 principal and $515 accrued interest and fees of its convertible note dated October 18, 2019 by Emet.

During the three months ended March 31, 2020, the Company issued a total of 21,484,688 shares of common stock pursuant to conversions of an aggregate of $165,350 in principal and $11,793 in interest under our outstanding convertible notes. The $228,949 excess of the $406,093 fair value of the 21,484,688 shares of common stock at the respective dates of issuance over the $177,143 liability reduction was charged to Loss on Conversions of Notes Payable.

During the three months ended June 30, 2020, the Company issued a total of 27,563,525 shares of common stock pursuant to conversions of an aggregate of $67,082 in principal and $10,613 in interest under our outstanding convertible notes. The $132,838 excess of the $210,532 fair value of the 27,563,525 shares of common stock at the respective dates of issuance over the $77,695 liability reduction was charged to Loss on Conversions of Notes Payable.

During the three months ended September 30, 2020, the Company issued a total of 115,277,834 shares of common stock pursuant to conversions of an aggregate of $311,050 in principal and $18,462 in interest under our outstanding convertible notes. The $467,554 excess of the $797,067 fair value of the 115,277,834 shares of common stock at the respective dates of issuance over the $329,512 liability reduction was charged to Loss on Conversions of Notes Payable.

During the three months ended December 31, 2020, the Company issued a total of 261,215,948 shares of common stock pursuant to conversions of an aggregate of $325,212 in principal and $16,849 in interest under our outstanding convertible notes. The $462,263 excess of the $804,324 fair value of the 261,215,948 shares of common stock at the respective dates of issuance over the $342,061 liability reduction was charged to Loss on Conversions of Notes Payable.

F-18

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE H - CAPITAL STOCK AND WARRANTS (continued)

Emet Warrant Restructuring

On February 14, 2019, the Company entered into an exchange agreement with Emet Capital Partners, LLC (“Emet”) pursuant to which the Company issued Emet 9,000,000 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Shares”) in exchange for the surrender of all outstanding warrants held by Emet. Each Series B Preferred Share was convertible into one share of the Company’s common stock subject to adjustment in case, at the time of conversion, the market price per share of the Company’s common stock was less than $0.075. In such case, Emet was to receive an additional number of shares of common stock equal to the number of shares being converted divided by the applicable market price. On October 18, 2019, this exchange agreement was reversed and the warrants were exchanged for four new convertible notes payable to Emet in the total amount of $ 675,000. See Note F above.

At December 31, 2020 and 2019, the Company had no outstanding warrants.

NOTE I - INCOME TAXES

The Company and its United States subsidiaries expect to file consolidated Federal income tax returns. Green C Corporation, its Ontario Canada subsidiary, will file Canada and Ontario income tax returns.

At December 31, 2020 the Company has available for federal income tax purposes a net operating loss carry forward that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is not more likely than not that the benefits will be realized. Due to significant changes in the Company’s ownership, the future use of its existing net operating losses will be limited.

All tax years of the Company and its United States subsidiaries remain subject to examination by the Internal Revenue Service.

NOTE J - COMMITMENTS AND CONTINGENCIES

Pharmedica Exclusive License Agreement

On June 21, 2018, Green C executed an Exclusive License Agreement with Pharmedica, Ltd. (“Pharmedica”), an Israeli company, to exploit certain Pharmedica intellectual property for the development and distribution of a certain Licensed Product involved in the transmucosal delivery of medicinal or recreational cannabis. The agreement provides for Green C payments to Pharmedica of a $100,000 license fee (which was paid by 2591028 Ontario Limited, an entity affiliated with Green C’s Chief Executive Officer, on June 26, 2018) and annual royalties at a rate of 5% of the Net Sales of the Licensed Product subject to a Minimum Annual Royalty of $50,000. The agreement also provides for certain milestones to be accomplished by Green C in order for Green C to retain the license. Green C and Pharmedica each may terminate the agreement upon the occurrence of a material breach by the other party of its obligations under the agreement and such other party’s failure to remedy such breach to the reasonable satisfaction of the other party within thirty (30) days after being requested in writing to do so.

The Company generated only minimal revenues from this asset through December 31, 2019 and did not pay the Year 1 Minimum Annual Royalty of $50,000 due Pharmedica. Accordingly, we recorded an impairment charge of $69,749 at December 31, 2019 and reduced the $69,749 remaining carrying value of this intangible asset to $0.

On September 2, 2020, Green C notified Pharmedica of Green C’s termination of the Exclusive License Agreement and Green C’s intention to wind up Green C.

On September 17, 2020, Pharmedica notified Green C of Pharmedica’s acceptance of Green C’s proposal to terminate the license agreement and Pharmedica’s intention not to burden Green C further. Accordingly, we recorded “Forgiveness of Royalty Payable” other income of $50,000 in the three months ended September 30, 2020 and reduced the $50,000 “Accrued Royalties” liability balance to $0.

Sub-License Agreement with Symtomax Unipessoal Lda

On July 15, 2019, the Company executed a Sub-License Agreement with Symtomax Unipessoal Lda (“Symtomax”).

The agreement provides for the Company’s grant to Symtomax of a non-exclusive right and sub-license to use certain Company technology and intellectual property to develop and commercialize products for sale in Europe, the Middle East, and Africa. The agreement provides for Symtomax payments of royalties to the Company (payable monthly) ranging from 10% to 17% of Symtomax sales of eluting patches developed from Company technology.

F-19

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE J - COMMITMENTS AND CONTINGENCIES (continued)

On May 27, 2020, the Company executed an amended and restated sub-license agreement with Symtomax (the “Amended License Agreement”). The term of the Amended License Agreement ends the earlier of (i) August 31, 2021 and (ii) the date that Symtomax is no longer commercializing any of the products. The term is extended for an additional year on each anniversary of the agreement for any country where the royalty payment in respect of such country was equal to or greater than $1,000,000 for the previous year.

To date, Symtomax has not made any sales requiring the payment of royalties to the Company.

Service Agreements

On July 31, 2018, the Company executed Services Agreements with its newly appointed Chief Executive Officer (the “CEO”) and its newly appointed Chief Legal Officer (the “CLO”), for terms of five years. The Agreements provide for a monthly base salary of $10,000 for the CEO and a monthly base salary of $7,000 for the CLO. For the years ended December 31, 2020 and 2019, the Company expensed a total of $204,000 and $204,000, respectively, as officers compensation pursuant to these agreements.

Sales Concentration

One customer accounted for 100% of sales in the year ended December 31, 2020.

NOTE K – SUBSEQUENT EVENTS

On January 6, 2021, we issued 13,795,118 shares of our common stock pursuant to a conversion of $22,500 in principal and $814 in interest under an outstanding convertible note.

On March 15, 2021, we issued a 6% Convertible Promissory Note to FirstFire Global Opportunities Fund, LLC (“FF”), having a principal amount of $545,000 and an initial tranche principal amount of 272,500 of which $22,500 constituted an original issue discount (the “FF Note”). In connection with the FF Note, we and FF entered into a registration rights agreement, three warrant agreements and a securities purchase agreement.

We have also agreed to file a registration statement on Form S-1 to register the shares of common stock issuable upon the conversion of the FF Note by FF. Upon effectiveness of the registration statement, FF will lend us the lesser of (i) $272,500.00 of principal; or (ii) the amount that FF can purchase and include in the registration statement.

FF Note

The FF Note will mature on March 11, 2022. The FF Note may be pre-paid in whole or in part by paying FF the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the FF Note, which is not paid when due shall bear interest at the rate of twenty-four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

F-20

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE K – SUBSEQUENT EVENTS (continued)

FF has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the FF Note into fully paid and non-assessable shares of our common stock at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 70% of the average closing price of our common stock for the five prior trading days prior to the date that a registration statement in respect of the shares into which is the FF Note is convertible is declared effective. The FF Note contains other customary terms found in like instruments for conversion price adjustments. In the case of an Event of Default (as defined in the Note), the FF Note shall become immediately due and payable in an amount (the “Default Amount”) equal to the principal amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by one hundred twenty-five percent (125%) and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

A copy of the FF Note was attached as Exhibit 10.1 to our current report on Form 8-K dated March 16, 2021 and the above summary of the FF Note terms is subject to full terms of the FF Note.

Registration Rights Agreement

On March 11, 2021, we entered into a registration rights agreement pursuant to which we agreed to prepare and file with the SEC a registration statement or registration statements (as is necessary) covering the resale of all of the shares of common stock into which the FF Note is convertible and the shares to be received upon the exercise of the warrants. The registration statement also covers such indeterminate number of additional shares of securities as may become issuable upon stock splits, stock dividends or similar transactions. We agreed to use its best efforts to have the registration statement filed with the SEC within thirty (30) days following the closing date.

A copy of the registration rights agreement is attached as Exhibit 10.2 to our current report on Form 8-K dated March 16, 2021 and the above summary of the registration rights agreement terms is subject to full terms of the registration rights agreement.

FF Warrants

On March 11, 2021, we also issued three warrants (Warrant A, Warrant B and Warrant C) to purchase shares of our common stock, as follows:

Warrant A permits FF to purchase 25,000,000 shares of common stock at an exercise price of $0.025 per share.

Warrant B permits FF to purchase 15,000,000 shares of common stock at an exercise price of $0.05 per share.

Warrant C permits FF to purchase 10,000,000 shares of common stock at an exercise price of $0.075 per share.

Each warrant has other customary terms found in like instruments, including, but not limited to, events of default.

In any event of default, the exercise price for each warrant automatically becomes $0.005 per share.

Copies of Warrant A, Warrant B and Warrant C are attached as Exhibits 10.4, 10.5 and 10.6 to our current report on Form 8-K dated March 16, 2021 and the above summary of the warrant terms are subject to full terms of the applicable warrants.

F-21

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$218.20
Transfer Agent Fees	$1,000.00
Accounting Fees and Expenses	$2,500.00
Legal Fees and Expenses	$4,000.00
Miscellaneous Fees and Expenses	$781.80
Total	$8,500.00

*To be filed by amendment.

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Florida law.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended

1.	On June 13, 2018, the Company made an Allonge to the Convertible Note due September 14, 2018 (hereinafter the “Allonge”) to Emet. The Principal Amount as stated on the face of the Debenture was increased to $31,350.00 ($13,750.00 original Principal Amount of the Debenture + $12,100.00 Allonge dated March 28, 2018 + $5,500 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described therein notwithstanding, the Holder did not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Convertible Note through the date of the Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 11,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years.

2.	On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Selling Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Selling Shareholders (the “Exchange Agreement”).

In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Shares”) to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of Green C.

3.	On January 4, 2019, the Company issued 695,129 shares of its common stock pursuant to an exercise of the equivalent of 1,400 warrants (of the 440,000 warrants issued to Emet) on May 25, 2017) in a cashless exercise transaction based on a ratchet-down exercise price of $ 0.001 per share.

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4.	On February 12, 2019 (the “Issue Date”), the Company issued a 6% Convertible Redeemable Note to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount (the “2019 Eagle Note”). In connection with the 2019 Eagle Note, the Company and Eagle entered into a Securities Purchase Agreement. The Eagle Note, as extended, matures on February 12, 2021.

Eagle has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the 2019 Eagle Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 65% of the lowest closing price of the Company’s common stock as reported on the tier of the OTC Market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. 2019 The Eagle Note contains other customary terms found in like instruments for conversion price adjustments.

5.	On October 18, 2019 (the “Exchange Date”), the Company entered into a note exchange agreement with Emet pursuant to which Emet exchanged the following notes:

A.	A note dated May 25, 2017 in the original principal amount of $55,000.00, of which $2,798.70 remained outstanding and $330.09 of interest accrued as of 10/18/19 (“ON1”);
B.	An allonge to the September 14, 2018 Note dated March 28, 2018, in the original principal amount of $12,100.00, of which $12,100.00 remained outstanding and $3.339.93 of interest and default damages accrued as of 10/18/19 (“ON2”); and
C.	An allonge to the September 14, 2018 Note dated June 13, 2018, in the original principal amount of $5,500.00, of which $5,500.00 remained outstanding and $1.518.93 of interest and default damages accrued as of 10/18/19 (“ON3”)

for the following new notes: one for $3,128.79 (“NN1”), one for $15,439.93 (“NN2”), and one for $7,018.15 (“NN3”). NN1 is being exchanged for ON1, NN2 is being exchanged for ON2, and NN3 is being exchanged for ON3. NN1, NN2 and NN3 are collectively referred to as the “Exchange Notes”.

Emet has the right beginning on the date which is one hundred eighty (180) days following the Exchange Date to convert all or any part of the outstanding and unpaid principal amount of the Exchange Notes into fully paid and non-assessable shares of common stock of the Company at a conversion price equal to 65% of the lowest closing price of the Company’s common stock as reported on the tier of the OTC Market on which the Company’s shares are traded or any exchange upon which the Company’s common stock may be traded in the future for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company.

6.	On January 27, 2020, the Company received $150,000 pursuant to a securities purchase agreement with GW Holdings Group, LLC and the issuance of a 6% Cumulative Redeemable Promissory Note thereunder in the principal amount of $166,500 (the “January 2020 GW Note”). The January 2020 GW Note bears interest at the rate of 6% (24% following an event of default), is due January 27, 2021, and is convertible in shares of common stock at a conversion price equal to 55% of the lowest closing price of the common stock for the 15 preceding trading days.

7.	Effective May 27, 2020, the Company issued a 6% senior convertible note (the “2020 Eagle Note”) to Eagle Equities, LLC (“Eagle”), having a principal amount of having a principal amount of $42,500 of which $3,000 constituted an original issue discount. The 2020 Eagle Note bears interest at the rate of 6% (24% following an event of default), is due May 27, 2021, and is convertible commencing 180 days from issuance into shares of our common stock at a conversion price equal to 65% of the lowest closing price of the common stock for the 15 preceding trading days.

8.	On May 27, 2020, the Company issued a second 6% senior convertible note (the “May 2020 GW Note,” and together with the January 2020 GW Note, the “GW Notes”) to Eagle, having a principal amount of $40,500 of which $3,000 constituted an original issue discount. The May 2020 GW Note bears interest at the rate of 6% (24% following an event of default), is due May 27, 2021, and is convertible commencing 180 days from issuance into shares of our common stock at a conversion price equal to 55% of the lowest closing price of the common stock for the 15 preceding trading days.

II-2

9.	On March 15, 2021 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which it issued the FFG Note in the issued to FFG the FFG Note. On the Issuance Date, the FFG Note was funded as to an initial tranche of principal in the amount of o$272,500. Of which $22,500 constituted an original issue discount. The $272,500 balance of the FFG Note including original issue discount of $22,500 will be funded upon the registration statement of which this prospectus forms a part being declared effective with the SEC.

The FFG Note bears interest at the rate of six percent (6%) per annum, which accrues from the date of funding of each tranche and will mature on March 11, 2021. The FFG Note may be pre-paid in whole or in part by paying FFG the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the FFG Note, which is not paid when due shall bear interest at the rate of twenty-four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

FFG has the right beginning on the date which is one hundred eighty (180) days following the Issuance Date to convert all or any part of the outstanding and unpaid principal amount of the FFG Note and accrued but unpaid interest thereon into shares of our common stock at a conversion price equal to seventy percent (70%) of the average closing price of the Company’s common stock for the five prior trading days prior to the date that the registration statement of which this prospectus forms a part is declared effective by the SEC (the “Conversion Price”). The Conversion Price of the FFG Note is subject to adjustment for stock splits, stock dividends, recapitalizations or other customary events. In the case of an Event of Default (as defined in the FFG Note), the FFG Note shall become immediately due and payable in an amount (the “Default Amount”) equal to the principal amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment, multiplied by one hundred twenty-five percent (125%). and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

Pursuant to the Securities Agreement, on the Issuance Date, the Company issued three warrants to FFG (the “Warrants”) to purchase 25,000,000, 15,000,000 and 10,000,000 shares of our common stock, respectively. The Warrants are exercisable for a period of eighteen (18) months from the Issuance Date, at exercise prices of $0.025, $0.05 and $0.075, respectively. The exercise prices are subject to adjustment for stock splits, stock dividends, recapitalizations or other customary events.

All of the securities offered and sold in several private transactions described above, were offered and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder and no compensation was paid for the offering and sale of those securities..

II-3

ITEM 16.	EXHIBITS

No.	Description
2.1	Share Exchange Agreement by and among the Company, Green C and the Selling Shareholders dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)
3.1	Articles of Organization (previously filed with Form S-1 on June 20, 2017)
3.2	Notice of Conversion (previously filed with Form S-1 on June 20, 2017)
3.3	Articles of Incorporation (previously filed with Form S-1 on June 20, 2017, except for amendment dated July 16, 2020, which is filed herewith)
3.4	Bylaws (previously filed with Form S-1 on June 20, 2017)
3.5	The Greater Cannabis Company, LLC Reinstatement State of Florida dated January 12, 2017 (previously filed with Form S-1 on June 20, 2017)
3.6	Articles of Organization GCC Investment Holdings, LLC dated July 20, 2017 (previously filed on Amendment No. 2 to Form S-1 on August 8, 2017)
4.1	Specimen certificate of common stock (previously filed with Form S-1 on June 20, 2017)
5.1	Legal Opinion of Dale S. Bergman, P.A. (to be filed by amendment)
10.1	Anti-Dilution Agreement between Sylios Corp and The Greater Cannabis Company, Inc. dated as of February 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.2	Licensing Agreement with Artemis Technologies (previously filed with Form S-1 on June 20, 2017)
10.3	Valvasone Trust Consulting Agreement dated as of December 24, 2016 (previously filed with Form S-1 on June 20, 2017)
10.4	Asset Acquisition Agreement between Sylios Corp and The Greater Cannabis Company, Inc. dated April 21, 2017 (previously filed with Form S-1 on June 20, 2017)
10.5	Collateral Agreement with SLMI Energy Holdings, LLC and Sylios Corp dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.6	Resale Certificate (previously filed with Form S-1 on June 20, 2017)
10.7	Promissory Note between Sylios Corp and The Greater Cannabis Company, Inc. dated as of August 12, 2014 (previously filed with Form S-1 on June 20, 2017)
10.8	Board of Directors Services Agreement with Jimmy Wayne Anderson dated as of March 10, 2017 (previously filed with Form S-1 on June 20, 2017)
10.9	Promissory Note between The Greater Cannabis Company, Inc. and Expert Witness Locators dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.10	Promissory Note between The Greater Cannabis Company, Inc. and John T. Root, Jr. dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.11	Promissory Note between Sylios Corp and The Greater Cannabis Company, Inc. dated as of March 31, 2017 (previously filed with Form S-1 on June 20, 2017)
10.12	Registration Rights Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.13	Securities Purchase Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.14	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.15	Escrow Agreement among The Greater Cannabis Company, Inc., Emet Capital Partners, LLC and Grushko & Mittman, P.C., as escrow agent, dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.16	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.17	Advisory Agreement between The Greater Cannabis Company, Inc. and MCAP, LLC dated July 17, 2017 (previously filed with Amendment No. 1 to Form S-1 on July 20, 2017)
10.18	Convertible Promissory Note and Warrant Coverage between The Greater Cannabis Company, Inc. and Xeraflop Technologies, Inc. dated July 17, 2017 (previously filed with Amendment No. 1 to Form S-1 on July 20, 2017)
10.19	Securities Purchase Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September 14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.20	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September 14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.21	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.22	Waiver between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of January 9, 2018 (previously filed on Form 8-K on April 2, 2018)
10.23	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of January 9, 2018 (previously filed on Form 8-K on April 2, 2018)

II-4

10.24	Allonge made by The Greater Cannabis Company, Inc. to Emet Capital Partners, LLC dated March 28, 2018 (previously filed on Form 10-K on April 17, 2018)
10.25	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of March 28, 2018 (previously filed on Form 10-K on April 17, 2018)
10.26	Emet Exchange Agreement dated February 14, 2019 (previously filed with Form 8-K on February 15, 2019)
10.27	Eagle Convertible Note dated February 12, 2019 (previously filed with Form 8-K on February 15, 2019)
10.28	Eagle Securities Purchase Agreement dated February 12, 2019 (previously filed with Form 8-K on February 15, 2019)
10.29	Emet Certificate of Designation dated February 14, 2019 (previously filed with Form 8-K on February 15, 2019)
10.30	Aitan Zacharin Service Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.31	Mark Radom Service Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.32	Wayne Anderson Release and Debt Forgiveness Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)
10.33	Aitan Zacharin Indemnification Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.34	Mark Radom Indemnification Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.35	Wayne Anderson Consulting Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)
10.36	License Agreement with Pharmedica Ltd. date June 21, 2018 (previously filed with Form 8-K on August 3, 2018)
10.37	Emet Exchange Note 1 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.38	Emet Exchange Note 2 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.39	Emet Exchange Note 3 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.40	Emet Note Exchange Agreement dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.41	Emet Warrant Note 1 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.42	Emet Warrant Note 2 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.43	Emet Warrant Note 3 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.44	Emet Warrant Note 4 dated October 18, 2019( previously filed with Form 8-K on October 18, 2019)
10.45	Emet Warrant Note Exchange Agreement dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.46	Transfer Agent Letter dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.47	GW Note dated January 27, 2020 (previously filed with Form 8-K on February 3, 2020)
10.48	GW Securities Purchase Agreement dated January 27, 2020 (previously filed with Form 8-K on February 3, 2020)
21.1 23.1	Articles of Organization GCC Superstore, LLC (previously filed with Form S-1 on June 20, 2017) Consent of Michael T. Studer, CPA (filed herewith)
23.2	Consent of Dale S. Bergman, P.A. (included in Exhibit 5.1; to be filed by amendment)
24	Power of Attorney (included on signature page hereto)

*Management compensation plan or arrangement

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ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 7, 2021.

THE GREATER CANNABIS COMPANY, INC.

By:	/s/ Aitan Zacharin
Aitan Zacharin, President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aitan Zacharin and Mark Radom, and each of them, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Aitan Zacharin	President, Chief Executive Officer and Acting Chief Financial Officer	May 7, 2021
Aitan Zacharin	(Principal Executive, Financial and Accounting Officer)

/s/ David Tavor	Director	May 7, 2021
David Tavor

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